Exhibit 10.2

AMENDMENT #1 TO EMPLOYMENT AGREEMENT

ePlus inc. (the “Company”), a Delaware corporation, and Bruce M. Bowen (the “Executive”) (collectively, “the Parties”) have previously entered into an Employment Agreement (the “Agreement”), effective September 30, 2009.  The Parties hereby agree to this Amendment #1 (“Amendment #1”)

1.           Paragraph 2(b) of the Agreement shall be replaced in its entirety with the following:

(b) “Employment Term” shall be the period from the date of the last signature below through and including September 30, 2011.

2.           The last sentence of Section 5(b) shall be replaced with the following:

In no event will any bonus earned under this Section 5(b) be paid later than the next December 31st following the fiscal year in which the bonus was earned, unless calculation of the bonus is not administratively practicable by that date, and further delay would not violate Code Section 409A.

3.           Subsection 7(c)(5) shall be added which reads as follows:

              (5)           Any release and certification required from the Executive under the first paragraph of this Section 7(c) shall be on the form attached as Exhibit 1 unless the Company has provided Executive a different form on or before his termination of employment.  The applicable release and certification must be signed and returned by Executive to the Company within twenty one (21) days of the date of termination of employment and not revoked in order for Executive to be entitled to payments under Section 7(c).  Except as provided by subsection 7(c)(4), provided the requirements of this subsection are met, any lump sum payment due Executive under subsection 7(c)(1), (2),  or (3) shall be paid on the last day of the thirty (30) day, sixty (60) day or other applicable period in which the Company may make such payment in compliance with the applicable provision.

4.           Sample Release and Certification

The Sample Release included as Exhibit 1 to the Agreement shall be amended to include the following as the penultimate sentence:

Employee hereby certifies he has complied with Sections 8, 9, 10, 11 and 12 of his Employment Agreement (confidentiality, intellectual property, non-compete, non-solicit, conflict of interest and return of property provisions).

No other provision of the Agreement is affected by this Amendment #1.

/s/ Phillip G. Norton	/s/ Bruce M. Bowen
Phillip G. Norton	Bruce M. Bowen
Chief Executive Officer	Director & Executive Vice President
Date: September 16, 2010	Date: September 14, 2010